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PROXY                                                             EXHIBIT 21-C

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
                                                       THE SOUTHERN COMPANY
                                          PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                                          For Annual Meeting of Stockholders May 22, 1996
          The undersigned hereby appoints A. W. DAHLBERG and W. L. WESTBROOK, or either of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of
          THE SOUTHERN COMPANY, to be held at the Gwinnett Civic and Cultural Center, Atlanta, Georgia, at 10:00 a.m. (EDT), and
          any adjournments thereof, on all matters legally coming before the meeting including, without limitation, the proposal listed on the reverse side hereof.

                                                                      Please mark, date, and sign exactly as name appears and return this proxy card promptly in the enclosed envelope to The
                                                                      Southern Company, Stockholder Services, P.O. Box 105700,
                                                                      Atlanta, Georgia 30352-9870.

                                                                      Date_____________________________________________ , 1996

                                                                       _______________________________________________________

                                                                       _______________________________________________________
                                                                                            Signature(s)
                                                     (CONTINUED ON OTHER SIDE)
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    UNLESS OTHERWISE SPECIFIED BELOW, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

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
       Election of Directors
  (1)  FOR all nominees listed below      / /

J. C. Adams, A. D. Correll, A. W. Dahlberg, P. J. DeNicola, J. Edwards, H. A. Franklin, B. S. Gordon, L. G. Hardman, III, E. B. Harris, W. A. Parker, Jr., W.
J. Rushton, III, G. M. Shatto, G. J. St. Pe, H. Stockham

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

_______________________________________________________

       WITHHOLD vote for all nominees     / /
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